                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-JUNE-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                                   93-2A             93-2C             93-2D           93-2E.A
                                                            --------------    --------------    --------------    --------------
BEGINNING SECURITY BALANCE                                  $10,286,901.91    $30,207,309.48    $20,359,840.65    $14,407,472.65
  Loans Repurchased                                                     --                --                --                --
  Scheduled Principal Distribution                               22,309.09         58,440.38        272,131.94        180,511.38
  Additional Principal Distribution                             105,353.81         10,692.60         96,634.92          7,125.10
  Liquidations Distribution                                     425,875.12        720,401.29        955,542.22        372,731.47
  Accelerated Prepayments                                               --                --                --                --
  Adjustments (Cash)                                                    --                --                --                --
  Adjustments (Non-Cash)                                                --                --                --                --
  Losses/Foreclosures                                                   --                --                --                --
  Special Hazard Account                                                --                --                --                --
                                                            --------------    --------------    --------------    --------------
                                Ending Security Balance     $ 9,733,363.89    $29,417,775.21    $19,035,531.57    $13,847,104.70
                                                            ==============    ==============    ==============    ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                     $    62,452.81    $   180,915.35    $   112,434.29    $    78,832.75
Compensating Interest                                             1,741.05          2,787.20          1,910.28          1,068.10

  Trustee Fee (Tx. Com. Bk.)                                        115.73            377.59            254.50            156.08
  Pool Insurance Premium (PMI Mtg. Ins.)                                --                --                --          3,169.64
  Pool Insurance (GE Mort. Ins.)                                  2,489.43                --          3,277.93                --
  Pool Insurance (United Guaranty Ins.)                                 --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                          --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                         488.63                --                --                --
  Bond Manager Fee (Capstead)                                       162.88            377.59            296.91            180.09
  Excess Compensating Interest (Capstead)                               --                --                --                --
  Administrative Fee (Capstead)                                     278.62          1,258.68            636.20            510.29
  Administrative Fee (Other)                                            --                --                --                --
  Excess-Fees                                                           --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                             --                --                --                --
  Other                                                                 --                --                --                --
                                                            --------------    --------------    --------------    --------------
                                             Total Fees           3,535.29          2,013.86          4,465.54          4,016.10
                                                            --------------    --------------    --------------    --------------
 Servicing Fee                                                    2,872.24          7,844.12          5,651.13          3,852.03
 Interest on Accelerated Prepayments                                    --                --                --                --
                                                            --------------    --------------    --------------    --------------
                            Total Interest Distribution     $    70,601.39    $   193,560.53    $   124,461.24    $    87,768.98
                                                            ==============    ==============    ==============    ==============
LOAN COUNT                                                              41               123               135                93
WEIGHTED AVERAGE PASS-THROUGH RATE                                7.488419          7.297673          6.739418          6.654951

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-JUNE-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                                 93-2E.B             93-2G          1996-C.1          1996-C.2
                                                            --------------    --------------    --------------    --------------
BEGINNING SECURITY BALANCE                                  $37,989,212.96    $56,809,512.05    $ 2,312,925.29    $ 6,460,332.35
  Loans Repurchased                                                     --                --                --                --
  Scheduled Principal Distribution                               69,838.67        111,929.68          3,882.86         13,825.81
  Additional Principal Distribution                               7,517.81         18,905.53          1,206.70            258.10
  Liquidations Distribution                                   1,601,981.42      2,807,108.31                --        457,577.68
  Accelerated Prepayments                                               --                --                --                --
  Adjustments (Cash)                                                    --                --                --                --
  Adjustments (Non-Cash)                                                --                --                --                --
  Losses/Foreclosures                                                   --                --                --                --
  Special Hazard Account                                                --                --                --                --
                                                            --------------    --------------    --------------    --------------
                                Ending Security Balance     $36,309,875.06    $53,871,568.53    $ 2,307,835.73    $ 5,988,670.76
                                                            ==============    ==============    ==============    ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                     $   220,535.34    $   331,856.42    $    11,494.76    $    29,696.65
Compensating Interest                                             4,589.10          5,347.13                --                --

  Trustee Fee (Tx. Com. Bk.)                                        411.55            639.11             28.91             53.84
  Pool Insurance Premium (PMI Mtg. Ins.)                          8,357.63                --                --                --
  Pool Insurance (GE Mort. Ins.)                                        --                --            666.12                --
  Pool Insurance (United Guaranty Ins.)                                 --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                          --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                             --                --                --                --
  Bond Manager Fee (Capstead)                                       474.87            710.12                --                --
  Excess Compensating Interest (Capstead)                               --                --                --          2,122.80
  Administrative Fee (Capstead)                                   1,345.54          2,367.14            115.65            134.59
  Administrative Fee (Other)                                            --                --                --                --
  Excess-Fees                                                           --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                             --                --             53.00                --
  Other                                                                 --                --                --                --
                                                            --------------    --------------    --------------    --------------
                                             Total Fees          10,589.59          3,716.37            863.68          2,311.23
                                                            --------------    --------------    --------------    --------------
 Servicing Fee                                                    9,408.45         13,866.13            722.78          1,469.62
 Interest on Accelerated Prepayments                                    --                --                --                --
                                                            --------------    --------------    --------------    --------------
                            Total Interest Distribution     $   245,122.48    $   354,786.05    $    13,081.22    $    33,477.50
                                                            ==============    ==============    ==============    ==============
LOAN COUNT                                                             140               218                11                33
WEIGHTED AVERAGE PASS-THROUGH RATE                                7.111211          7.122826          5.963752          5.516122

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-JUNE-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                                  1996-C.3
                                                            ----------------
BEGINNING SECURITY BALANCE                                  $   4,250,944.08
  Loans Repurchased                                                       --
  Scheduled Principal Distribution                                  6,743.39
  Additional Principal Distribution                                   170.84
  Liquidations Distribution                                       897,780.95
  Accelerated Prepayments                                                 --
  Adjustments (Cash)                                                      --
  Adjustments (Non-Cash)                                                  --
  Losses/Foreclosures                                                     --
  Special Hazard Account                                                  --
                                                            ----------------
                                Ending Security Balance     $   3,346,248.90
                                                            ================
INTEREST DISTRIBUTION:
Due Certificate Holders                                     $      18,257.51
Compensating Interest                                                     --

  Trustee Fee (Tx. Com. Bk.)                                           35.42
  Pool Insurance Premium (PMI Mtg. Ins.)                                  --
  Pool Insurance (GE Mort. Ins.)                                          --
  Pool Insurance (United Guaranty Ins.)                             1,583.48
  Backup for Pool Insurance (Fin. Sec. Assur.)                            --
  Special Hazard Insurance (Comm. and Ind.)                               --
  Bond Manager Fee (Capstead)                                       1,073.40
  Excess Compensating Interest (Capstead)                           2,545.28
  Administrative Fee (Capstead)                                       182.56
  Administrative Fee (Other)                                              --
  Excess-Fees                                                             --
  Special Hazard Insurance (Aetna Casualty)                           122.93
  Other                                                                   --
                                                            ----------------
                                             Total Fees             5,543.07
                                                            ----------------
 Servicing Fee                                                      1,328.44
 Interest on Accelerated Prepayments                                      --
                                                            ----------------
                            Total Interest Distribution     $      25,129.02
                                                            ================
LOAN COUNT                                                                20
WEIGHTED AVERAGE PASS-THROUGH RATE                                  5.456927